Exhibit 10.5

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 22, 2010 (the “Effective Date”) is among (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017, and (b) EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, CAREPAGES, INC., a Delaware corporation (“Carepages”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, and REVOLUTION HEALTH GROUP LLC, a Delaware limited liability company (“Revolution Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 (Everyday Health, Carepages and Revolution Health are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”), and provides the terms on which Bank shall lend to Borrower, and Borrower shall repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for any noncompliance with FAS 123R in monthly reporting). All financial calculations (whether for pricing, covenants, or otherwise) shall be made with regard to Borrower on a consolidated basis. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.

2.1.1 Financing of Accounts.

(a) Availability.

(i) Subject to the terms of this Agreement and provided that Borrower is not Streamline Facility Eligible or Non-Formula Line Eligible, Borrower may request that Bank finance specific Eligible Accounts. Bank may, in its good faith business discretion, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account. Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.

(ii) Subject to the terms of this Agreement and provided that Borrower is Streamline Facility Eligible and that Borrower is not Non-Formula Line Eligible, Borrower may request that Bank finance Eligible Accounts on an aggregate basis (the “Aggregate Eligible Accounts”). Bank shall finance Aggregate Eligible Accounts by extending credit to Borrower in an amount equal to the Borrowing Base. Bank may, in its good faith discretion, with written notice to Borrower, change the percentage of the Advance Rate used for calculating the Borrowing Base from time to time.

(iii) Subject to the terms of this Agreement and provided that Borrower is Non-Formula Line Eligible, Borrower may request that Bank finance Non-Formula Placeholder Invoices. Bank shall finance Non-Formula Placeholder Invoices by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Non-Formula Placeholder Invoices.

(iv) Any extension of credit made pursuant to the terms of subsections (i), (ii), or (iii) above shall hereinafter be referred to as an “Advance”, and, collectively, the “Advances”. When Bank makes an Advance, the Eligible Account, Aggregate Eligible Accounts, or Non-Formula Placeholder Invoice each become a separate “Financed Receivable”.

(v) Notwithstanding any terms in this Agreement to the contrary, as of the Maturity Date, (i) all Advances (and all obligations and liabilities in connection therewith including, without limitation, Finance Charges and Collateral Handling Fees) shall be due and payable, and (ii) Borrower may not request that Bank make any further Advances.

(b) Maximum Advances. The aggregate amount of Advances outstanding at any time may not exceed the Availability Amount.

(c) Borrowing Procedure. Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit E signed by a Responsible Officer for each Advance it requests, accompanied by (i) an accounts receivable aging and a Borrowing Base Certificate in the form attached hereto as Exhibit F, with respect to requests for Advances based upon Aggregate Eligible Accounts, or (ii) by invoices, with respect to requests for Advances based upon Eligible Accounts. Bank may rely on information set forth in or provided with the Advance Request and Invoice Transmittal. In addition, upon Bank’s request, Borrower shall deliver to Bank any contracts, purchase orders, or other underlying supporting documentation with respect to any Eligible Account or Aggregate Eligible Accounts.

(d) Credit Quality; Confirmations. Bank may, at its option, (i) conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account, and (ii) also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion, provided, however, prior to the occurrence and continuance of an Event of Default, Bank will notify Borrower prior to making any direct contact with Borrower’s Account Debtors.

(e) Accounts Notification/Collection. Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify and/or collect the amount of the Account, provided, however, prior to the occurrence and continuance of an Event of Default, Bank will notify Borrower prior to making any direct contact with Borrower’s Account Debtors.

(f) Early Termination. The line of credit provided pursuant to Section 2.1.1 may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three (3) Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If (A) the line of credit provided pursuant to Section 2.1.1 is terminated by Bank in accordance with clause (ii) in the foregoing sentence, or (B) this Agreement or the line of credit provided pursuant to Section 2.1.1 is terminated by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Two Hundred Thousand Dollars ($200,000.00) (the “Early Termination Fee”). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Advances. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument the line of credit provided pursuant to Section 2.1.1 under another division of Bank (in its sole and exclusive discretion) prior to the Maturity Date.

(g) Maturity. All Obligations outstanding hereunder shall be immediately due and payable on (i) with respect to Obligations in connection with Advances, the Maturity Date and (ii) with respect to Obligations in connection with the Term Advance, the Term Loan Maturity Date.

2

(h) Suspension of Advances. Borrower’s ability to request that Bank make Credit Extensions hereunder will terminate if, in Bank’s good faith discretion, there has been a material adverse change in the general affairs, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent financial forecast of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

(i) End of Streamline Facility Eligible Status. On any day that Borrower ceases to be Streamline Facility Eligible (other than in the case in which Borrower becomes Non-Formula Line Eligible), all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges accrued thereon. Provided no Event of Default then exists hereunder, Borrower may request that Bank refinance the outstanding principal amount of such Advances with new Advances made based on specific Eligible Accounts (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof). In connection with same, Borrower shall deliver to Bank an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit E containing detailed invoice reporting, signed by a Responsible Officer together with a current accounts receivable aging and a copy of each invoice, all in accordance with Section 6.2(h) hereof and Bank, in its good faith business discretion, may finance same (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof) and each Eligible Account financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement. If, following such determination, the outstanding principal amount of the Obligations outstanding hereunder with respect to Advances exceeds the amount of Advances Bank has made based on specific Eligible Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

(j) Commencement of Streamline Facility Eligible Status. On any day that Borrower becomes Streamline Facility Eligible, all outstanding Advances made based on Eligible Accounts shall be immediately due and payable, together with all Finance Charges and Collateral Handling Fees accrued thereon. Provided no Event of Default then exists hereunder Borrower may request that Bank refinance such Advances with new Advances made based on Aggregate Eligible Accounts. In connection with such request, Borrower shall deliver to Bank (i) an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit E containing a current accounts receivable aging, and (ii) a Borrowing Base Certificate in the form attached hereto as Exhibit F, and Bank shall refinance the outstanding principal amount of such Advances with new Advances made based on Aggregate Eligible Accounts (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof) and the Aggregate Eligible Accounts financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement. If, following such determination, the outstanding principal amount of the Obligations outstanding hereunder with respect to Advances exceeds the amount of Advances Bank has made based on Aggregate Eligible Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

(k) End of Non-Formula Line Eligible Status.

(i) If Borrower is Not Streamline Facility Eligible. On any day that Borrower ceases to be Non-Formula Line Eligible, all outstanding Advances made based on Non-Formula Placeholder Invoices shall immediately be due and payable, together with all Finance Charges accrued thereon. Provided no Event of Default then exists hereunder and Borrower is not Streamline Facility Eligible, Borrower may request that Bank refinance the outstanding principal amount of the Advances with new Advances made based on specific Eligible Accounts. In connection with same, Borrower shall deliver to Bank an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit E containing detailed invoice reporting, signed by a Responsible Officer together with a current accounts receivable aging and a copy of each invoice, all in accordance with Section 6.2(h) hereof and Bank, in its good faith business discretion, may finance same (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof) and each Eligible Account financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement. If, following such determination, the outstanding principal amount of the Obligations outstanding hereunder with respect to Advances exceeds the amount of Advances Bank has made based on specific Eligible Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

3

(ii) If Borrower is Streamline Facility Eligible. On any day that Borrower ceases to be Non-Formula Line Eligible, all outstanding Advances made based on Non-Formula Placeholder Invoices shall immediately be due and payable, together with all Finance Charges accrued thereon. Provided no Event of Default then exists hereunder and Borrower is Streamline Facility Eligible, Borrower may request that Bank refinance such Advances with new Advances made based on Aggregate Eligible Accounts. In connection with such request, Borrower shall deliver to Bank (i) an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit E containing a current accounts receivable aging, and (ii) a Borrowing Base Certificate in the form attached hereto as Exhibit F, and Bank shall refinance the outstanding principal amount of such Advances with new Advances made based on Aggregate Eligible Accounts (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof) and the Aggregate Eligible Accounts financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement. If, following such determination, the outstanding principal amount of the Obligations outstanding hereunder with respect to Advances exceeds the amount of Advances Bank has made based on Aggregate Eligible Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

(1) Commencement of Non-Formula Line Eligible Status. Notwithstanding any terms in this Agreement to the contrary, on any day that Borrower becomes Non-Formula Line Eligible, all outstanding Advances made based on Eligible Accounts or Aggregate Eligible Accounts (as applicable) shall be immediately due and payable, together with all Finance Charges and Collateral Handling Fees accrued thereon. Provided no Event of Default then exists hereunder, Bank shall refinance such Advances with new Advances made based on Non-Formula Placeholder Invoices (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof) and the Non-Formula Placeholder Invoices financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement.

2.1.2 Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, Borrower shall request, and Bank shall make, one (1) term loan in an aggregate amount equal to Six Million Dollars ($6,000,000.00) (the “Term Advance”) within two (2) Business Days of the Effective Date. As a condition precedent to Bank’s obligation to make the Term Advance (in addition to any other conditions precedent herein), Borrower shall have maintained at least Ten Million Dollars ($10,000,000.00) in unrestricted and unencumbered cash (but specifically excluding the Security Deposits) as of the Effective Date and at all times thereafter until the Term Advance is made.

(b) Repayment.

(i) Commencing on the first calendar day of the month following the month in which the Funding Date for the Term Advance occurs (or commencing on such Funding Date if such Funding Date is the first calendar day of the month), and continuing on the first calendar day of each month thereafter, Borrower shall make monthly payments of interest at the rate set forth in Section 2.1.2(e).

(ii) Commencing on the Amortization Date, and continuing on the first calendar day of each month thereafter, Borrower shall repay the Term Advance in (A) thirty six (36) equal monthly installments of principal, plus (B) monthly payments of accrued and unpaid interest at the rate set forth in Section 2.1.2(e) (each, a “Term Loan Payment”). Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest with respect to the Term Advance. Once repaid, the Term Advance may not be reborrowed.

(c) Mandatory Prepayment Upon an Acceleration. If the Term Advance is accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Prepayment Premium, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

4

(d) Permitted Prepayment. Borrower shall have the option to prepay the Term Advance (including partial prepayments), provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Advance at least three (3) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the amount of outstanding principal elected to be prepaid plus all accrued and unpaid interest, (B) the Prepayment Premium, and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. Notwithstanding the foregoing, Bank agrees to waive the Prepayment Premium with respect to a prepayment if Bank agrees to refinance and redocument the Term Advance under another division of Bank (in its sole and exclusive discretion) prior to the Term Loan Maturity Date.

(e) Interest.

(i) Interest Rate. Subject to Section 2.1.2(e)(ii), the principal amount outstanding under the Term Advance shall accrue interest at a floating per annum rate equal to the Applicable Rate, which interest shall be payable monthly.

(ii) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations in connection with the Term Advance shall bear interest at the Default Rate. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.1.2(e)(ii) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(iii) Adjustment to Interest Rate. Changes to the interest rate of the Term Advance based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(iv) Computation; 360-Day Year. In computing interest, the date of the making of the Term Advance shall be included and the date of payment shall be excluded; provided, however, that if the Term Advance is repaid on the same day on which it is made, such day shall be included in computing interest on the Term Advance. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(f) Borrowing Procedure. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Advance set forth in this Agreement, to obtain the Term Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time on or prior to the Effective Date. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a Person whom Bank believes is a Responsible Officer or designee.

2.2 Collections, Finance Charges, Remittances and Fees. The Obligations shall be subject to the following fees and Finance Charges. Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest and fees as described in Section 9.2 hereof.

2.2.1 Collections. Prior to the Working Capital Line Termination Event, when Borrower is not Streamline Facility Eligible or Non-Formula Line Eligible, Collections will be credited to the Financed Receivable Balance for the applicable Financed Receivable three (3) Business Days after receipt of such Collections, but if an Event of Default has occurred and is continuing, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is no Event of Default then existing, the excess will be remitted to Borrower, subject to Section 2.2.7. When Borrower is Streamline Facility Eligible or Non-Formula Line Eligible, provided that no Event of Default has occurred and is continuing, Collections will be deposited in Borrower’s operating account with Bank on the Business Day following Bank’s receipt of such Collections, subject to, unless Borrower is Non-Formula Line Eligible, Bank’s ability to maintain a reserve pursuant to Section 2.2.7(c).

5

2.2.2 Loan Fees.

(a) A fully earned, non-refundable working capital line facility fee of One Hundred Fifty Thousand Dollars ($150,000.00) is earned as of the Effective Date, and is due and payable as follows: (a) One Hundred Thousand Dollars ($100,000.00) is due and payable on the Effective Date, and (b) Fifty Thousand Dollars ($50,000.00) is due and payable upon the earlier to occur of (i) the Anniversary Date, (ii) the occurrence of an Event of Default, and (iii) the early termination of this Agreement (the “Working Capital Line Fee”).

(b) A fully earned, non-refundable term loan fee of Thirty Thousand Dollars ($30,000.00) is earned, due and payable as of the Effective Date (the “Term Advance Fee”).

The Working Capital Line Fee and the Term Advance Fee are hereinafter collectively referred to as the “Loan Fees”.

2.2.3 Finance Charges. Prior to the occurrence of the Working Capital Line Termination Event, in computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations (a) with respect to Financed Receivables based upon Eligible Accounts, three (3) Business Days after receipt of such Collections, and (b) with respect to Financed Receivables based upon Aggregate Eligible Accounts and Non-Formula Placeholder Invoices, on the day of receipt of such Collections. Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance or Account Balance (as applicable) which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable or Advance (as applicable) is outstanding multiplied by (a) with respect to Financed Receivables based on Eligible Accounts, the outstanding Financed Receivable Balance, and (b) with respect to Advances based on Aggregate Eligible Accounts and Non-Formula Placeholder Invoices, the outstanding Account Balance. Except as otherwise provided in Section 2.1.1(i), Section 2.1.1(j), Section 2.1.1(k), Section 2.1.1(1), Section 2.3.1(b)(i) and/or Section 2.3.1(c)(i), the Finance Charge is payable in accordance with Section 2.3 hereof. After the occurrence and during the continuance of an Event of Default, the Applicable Rate will increase to the Default Rate. In the event that the aggregate amount of Finance Charges earned by Bank in any calendar quarter is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank in such calendar quarter; provided, however, there shall be no Minimum Finance Charge for any whole calendar quarter occurring after the Working Capital Line Termination Event. Any such additional Finance Charge shall be payable on the first day of the next calendar quarter.

2.2.4 Collateral Handling Fee. Prior to the occurrence of the Working Capital Line Termination Event, with respect to Financed Receivables based upon individual Eligible Accounts, Borrower will pay to Bank a collateral handling fee equal to 0.25% per month of the Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”). This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. Except as otherwise provided in Section 2.1.1(j) and/or Section 2.1.1(1), the Collateral Handling Fee is payable in accordance with Section 2.3 hereof. In computing Collateral Handling Fees under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections. After the occurrence and during the continuance of an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

2.2.5 Accounting. Prior to the occurrence of the Working Capital Line Termination Event, after each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fees, and the Loan Fees. If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate (absent manifest error). All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

2.2.6 Deductions. Prior to the occurrence of the Working Capital Line Termination Event, Bank may deduct fees, Finance Charges, Advances which become due pursuant to Section 2.3, and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

6

2.2.7 Lockbox; Account Collection Services. Prior to the occurrence of the Working Capital Line Termination Event:

(a) Within thirty (30) days following the Effective Date, Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within thirty (30) days of the Effective Date.

(b) For any time at which such Lockbox is not established, the proceeds of the Accounts shall be paid by the Account Debtors to an address consented to by Bank. Upon receipt by Borrower of such proceeds, Borrower shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal.

(c) Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of any amounts by Bank (whether in the Lockbox, directly from Borrower, or otherwise) (or, when Borrower is Streamline Facility Eligible or Non-Formula Line Eligible, by the next Business Day), Bank will turn over to Borrower the proceeds of the Accounts other than Collections with respect to Financed Receivables based upon individual Eligible Accounts and the amount of Collections in excess of the amounts for which Bank has made an Advance to Borrower based upon Eligible Accounts, less any amounts due to Bank, such as the Finance Charge, the Loan Fees, payments due to Bank, other fees and expenses, or otherwise; provided, however, unless Borrower is Non-Formula Line Eligible, Bank may hold such excess amount and the proceeds of any Accounts (whether Financed Receivables or non-Financed Receivables) as a reserve until the end of the applicable Reconciliation Period if Bank, in its discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account or Aggregate Eligible Accounts at any time prior to the end of the subject Reconciliation Period.

(d) This Section 2.2.7 does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs and is continuing, Bank may apply the proceeds of such Accounts to the Obligations.

2.2.8 Bank Expenses. Borrower shall pay all Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.2.9 Good Faith Deposit. Borrower has paid to Bank a deposit of Twenty Five Thousand Dollars ($25,000.00) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied to the Working Capital Line Fee.

2.3 Repayment of Obligations; Adjustments.

2.3.1 Repayment.

(a) Borrower will repay each Advance made based upon a specific Eligible Account on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (ii) the date on which the Financed Receivable is no longer an Eligible Account, (iii) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (iv) the date on which there is a breach of any warranty or representation set forth in Section 5.3 with respect to such Financed Receivable, or a breach of any covenant in this Agreement with respect to such Financed Receivable, (v) as required pursuant to Section 2.1.1(j) or Section 2.1.1(1), or (vi) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.

(b) With respect to each Advance made based upon Aggregate Eligible Accounts:

7

(i) Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges on the Advances made based upon the Aggregate Eligible Accounts; and

(ii) Borrower will pay the principal amount of the Advances made based upon Aggregate Eligible Accounts on the earliest of: (A) the date on which the aggregate amount of outstanding Advances made based upon Aggregate Eligible Accounts exceeds the Aggregate Eligible Accounts Availability Amount (but only up to the amount exceeding the Aggregate Eligible Accounts Availability Amount), (B) the Maturity Date (including any early termination), or (C) as required pursuant to Section 2.1.1(i) or Section 2.1.1(1). Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder.

(c) With respect to each Advance made based upon Non-Formula Placeholder Invoices:

(i) Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges on the Advances made based upon Non-Formula Placeholder Invoices; and

(ii) Borrower shall repay any Advance made based upon Non-Formula Placeholder Invoices on the earliest of: (A) the Maturity Date (including any early termination), or (B) as required pursuant to Section 2.1.l(k). Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder.

2.3.2 Repayment on Event of Default. When an Event of Default has occurred and is continuing, Borrower will, if Bank demands (except upon the occurrence of an Event of Default under Section 8.5, in which case the Credit Extensions shall immediately be accelerated without notice or demand from Bank) repay all of the Credit Extensions. The demand may, at Bank’s option, include the Term Advance, the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, Collateral Handling Fees, Loan Fees, interest, attorneys’ and professional fees, court costs and expenses, and any other Obligations.

2.3.3 Debit of Accounts. Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder. These debits shall not constitute a set-off.

2.3.4 Adiustments. Prior to the occurrence of the Working Capital Line Termination Event, if, at any time while Borrower is not Non-Formula Line Eligible, any Account Debtor asserts an Adjustment, Borrower issues a credit memorandum, or any of the representations and warranties in Section 5.3 or covenants in this Agreement are no longer true in all material respects, Borrower will promptly advise Bank.

2.4 Power of Attorney. Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, to: (a) following the occurrence and during the continuance of an Event of Default, (i) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; and (iii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; and (b) regardless of whether there has been an Event of Default, (i) notify all Account Debtors to pay Bank directly; (ii) receive, open, and dispose of mail addressed to Borrower; (iii) endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and (iv) execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect or preserve, Bank’s rights and remedies under this Agreement, as directed by Bank.

3 CONDITIONS OF LOANS

8

3.1 Conditions Precedent to Initial Credit Extension. Bank’s agreement to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) a certiticate of the Secretary of Everyday Health with respect to certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the Loan Documents;

(b) a certificate of the Secretary of Carepages with respect to certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the Loan Documents;

(c) a certificate of the members/managers of Revolution Health with respect to certificate of formation, limited liability company/operating agreement, incumbency and resolutions authorizing the execution and delivery of this Agreement and the Loan Documents;

(d) Perfection Certificates by Borrower;

(e) a legal opinion of Borrower’s counsel (authority/enforceability), in form and substance acceptable to Bank;

(f) a landlord’s consent executed by the applicable landlord in favor of Bank for Borrower’s locations at (i) 345 Hudson Street, New York, New York 10014 and (ii) 4 Marshall Street, North Adams, Massachusetts 01247;

(g) a bailee’s waiver executed by SunGard Availability Services LP in favor of Bank for its location at 410 Commerce Boulevard, Carlstadt, New Jersey 07026;

(h) Account Control Agreements/Securities Account Control Agreements;

(i) duly executed signatures to payoff letters from Horizon and Square One Bank;

(j) evidence that (i) the Liens securing Indebtedness owed by Borrower to Horizon and Square One Bank will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Term Advance, be terminated;

(k) evidence satisfactory to Bank that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

(l) payment of the fees and Bank Expenses then due and payable;

(m) Certificates of Foreign Qualification (New York, and others, if applicable);

(n) long form Certificates of Good Standing/Legal Existence (Delaware); and

(o) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. Bank’s agreement to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) receipt of (i) with respect to requests for Advances, the Advance Request and Invoice Transmittal, or (ii) with respect to the request for the Term Advance, timely receipt of an executed Payment/Advance Form;

9

(b) Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1 (d);

(c) each of the representations and warranties in Section 5.3 shall be true on the date of the Advance Request and Invoice Transmittal and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Section 5.3 remain true; and

(d) each of the representations and warranties in Section 5 (other than Section 5.3) shall be true in all material respects on the date of the Advance Request and Invoice Transmittal or Payment/Advance Form, as applicable, and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 (other than Section 5.3) remain true in all material respects.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein shall be a first priority security interest in the Collateral (subject to Permitted Liens that are permitted to have priority over Bank’s Liens). If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time this Agreement has been terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their respective business or ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank completed certificates signed by Borrower (the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof: (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of

10

its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, tiling, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors. All Inventory is in all material respects of good and marketable quality, free from material defects.

No Collateral with an aggregate value in excess of Twenty-Five Thousand Dollars ($25,000.00) per location is in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral with an aggregate value in excess of Twenty-Five Thousand Dollars ($25,000.00) per location to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower’s business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

5.3 Financed Receivables. Borrower represents and warrants for each Financed Receivable based upon Eligible Accounts and Aggregate Eligible Accounts (except to the extent of any Adjustments for which the applicable Advance (or portion thereof) has been repaid):

(a) Such Financed Receivable is an Eligible Account;

(b) Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Receivable;

(c) The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

11

(d) Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date (except with respect to Permitted Deferred Revenue);

(e) Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

(f) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

(g) Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(h) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

(i) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

(j) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.5 No Material Deterioration in Financial Statements. All consolidated financial statements for Borrower and any Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Except as disclosed in the Perfection Certificate, Borrower and each Subsidiary have timely filed all required tax returns and reports, and Borrower and

12

each Subsidiary have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each Subsidiary, provided that Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Except as disclosed in the Perfection Certificate, Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that Borrower’s stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated

13

Debt and all reports on Form 10-K, 10-Q and 8-K tiled with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; and (v) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

(b) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of (i) prior to the occurrence of the Working Capital Line Termination Event. Exhibit B, and (ii) upon and after the occurrence of the Working Capital Line Termination Event, Exhibit C.

(c) Prior to the occurrence of the Working Capital Line Termination Event, allow Bank to audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense, upon reasonable notice to Borrower; provided, however, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more than two (2) audits per year. The charge for each such audit shall be Eight Hundred Fifty Dollars ($850.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus out-of-pocket expenses. Borrower hereby acknowledges that the first such audit will be conducted within ninety (90) days after the Effective Date. After the occurrence and during the continuance of an Event of Default, Bank may audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense and at Bank’s sole and exclusive discretion and without notification and authorization from Borrower.

(d) Prior to the occurrence of the Working Capital Line Termination Event, upon Bank’s request, provide a written report respecting any Financed Receivable, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

(e) Prior to the occurrence of the Working Capital Line Termination Event, provide Bank with, as soon as available, but no later than (i) (A) the first (1st) and fifteenth (15th) day of each Reconciliation Period while Borrower is Streamline Facility Eligible but is not Non-Formula Line Eligible, or (B) thirty (30) days following each Reconciliation Period while Borrower is not Streamline Facility Eligible and at any time that Borrower is Non-Formula Line Eligible, an aged listing of accounts receivable, in form acceptable to Bank, and (ii) thirty (30) days following each Reconciliation Period, accounts payable by invoice date, in form acceptable to Bank.

(f) Prior to the occurrence of the Working Capital Line Termination Event, provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, a report listing all Deferred Revenue related to contracts with cancellable terms, in form acceptable to Bank.

(g) Prior to the occurrence of the Working Capital Line Termination Event, immediately upon Borrower becoming Streamline Facility Eligible while Borrower is not Non-Formula Line Eligible, and thereafter until Borrower is no longer Streamline Facility Eligible, provide Bank with, (i) as soon as available, but no later than thirty (30) days following each Reconciliation Period, and (ii) in connection with any request for an Advance, a duly completed Borrowing Base Certificate signed by a Responsible Officer.

(h) Prior to the occurrence of the Working Capital Line Termination Event, immediately upon Borrower ceasing to be Streamline Facility Eligible (unless Borrower becomes Non-Formula Eligible), provide Bank with a current aging of Accounts and, to the extent not previously delivered to Bank, a copy of the invoice for each Eligible Account and an Advance Request and Invoice Transmittal with respect to each such Account.

6.3 Taxes. Except to the extent set forth on the Perfection Certificate, Borrower shall make, and cause each Subsidiary to make, timely payment of all federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

6.4 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or

14

the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest subject only to Permitted Liens and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.

6.5 Accounts.

(a) From and after the date which is thirty (30) days following the Effective Date, to permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s and such Subsidiaries’ depository and operating accounts and securities accounts with Bank and Bank’s affiliates; provided, however, Borrower may maintain (i) a security deposit for Paymentech in an aggregate amount not to exceed One Million Seven Hundred Thousand Dollars ($1,700,000.00) (or such higher amount with Bank’s prior written consent, not to be unreasonably withheld), and (ii) security deposits in respect of Borrower’s current and future office leases in an aggregate amount not to exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (or such higher amount with Bank’s prior written consent, not to be unreasonably withheld) (collectively, (i) and (ii) are the “Security Deposits”). Except for the Security Deposits, Borrower shall have moved substantially all its cash to accounts with Bank and Bank’s affiliates within ten (10) Business Days following the Effective Date; provided that for a period of thirty (30) days following the Effective Date, Borrower shall be permitted to maintain sufficient balances in its account with Square 1 Bank to cover any checks written prior to the Effective Date which have not yet cleared.

(b) Borrower shall identify to Bank, in writing, any deposit or securities account opened by Borrower with any institution other than Bank. In addition, for each account that Borrower at any time opens or maintains, Borrower shall, at Bank’s request and option, pursuant to an agreement in form and substance reasonably acceptable to Bank, cause the depository bank or securities intermediary to agree that such account is the collateral of Bank pursuant to the terms hereunder, which control agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees.

6.6 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00).

6.7 Financial Covenants. Borrower shall:

(a) Adjusted EBITDA. Subject to subsection (c) below, maintain, to be tested as of the last day of each quarter, Adjusted EBITDA of at least (i) ($1,300,000) for the quarter ending September 30, 2010, (ii) $1,700,000 for the quarter ending December 31, 2010, (iii) ($4,300,000) for the quarter ending March 31, 2011, (iv) $1.00 for the quarter ending June 30, 2011, and (v) $750,000 for the quarter ending September 30, 2011, and on the last day of each quarter thereafter.

(b) Minimum Cash. Have, as of the Effective Date and at all times thereafter until Bank makes the Term Advance unrestricted and unencumbered cash maintained with Bank of at least Ten Million Dollars ($10,000,000.00).

15

(c) Adjusted Quick Ratio. Upon Bank’s receipt of written notice from Borrower, within thirty (30) days of the occurrence of the Equity Event, of Borrower’s election to, in lieu of the Adjusted EBITDA covenant set forth in subsection (a) above, maintain, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least 1.50 to l.0.

6.8 Protection of Intellectual Property Rights. Borrower shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10 Further Assurances. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received. copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent.

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (e) of other assets of Borrower that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000.00) during any fiscal year.

7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related or incidental thereto, or have a change in its ownership greater than twenty-five percent (25.0%) (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment), or suffer the resignation or departure of the Key Person and not hire a replacement reasonably acceptable to Bank for the Key Person within ninety (90) days of the Key Person’s resignation or departure. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (a) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty-Five Thousand Dollars ($25,000.00) in Borrower’s assets or property), or (b) change its jurisdiction of organization, or (c) change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for Permitted Acquisitions. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

16

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to he subject to the first priority security interest granted herein (subject to Permitted Liens that are permitted to have priority over Bank’s Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except that so long as no Event of Default has occurred and is continuing, Borrower may repurchase stock of former employees, consultants or directors in an aggregate amount (including cancellation of indebtedness) not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for sales of equity securities, incurrence of Subordinated Debt and other transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.9 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to pay any of the Obligations when due;

8.2 Covenant Default. Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof: provided, however, grace and cure periods provided under this Section 8.2 shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary)

17

on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is tiled against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and (b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could result in a Material Adverse Change;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement, intercreditor agreement, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of the agreement;

8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings

18

under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

(d) settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(e) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(i) demand and receive possession of Borrower’s Books; and

(j) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Protective Payments. If Borrower fails to obtain insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or by any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable effort to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.3 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of Collateral in possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.4 Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is

19

not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.5 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10 NOTICES.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Everyday Health, Inc.
Carepages, Inc.
Revolution Health Group LLC
345 Hudson Street, 16th Floor
New York, New York 10014
	Attn:	Alan Shapiro
	Fax:	(646) 728-9506
	Email:	ashapiro@evervdayhealthinc.com

with a copy to:	Cooley LLP
11951 Freedom Drive
Reston, Virginia 20190
	Attn:	Denise G. Zack, Esquire
	Fax:	(703) 456-8100
	Email:	dzack@cooley.com

If to Bank:	Silicon Valley Bank
535 Fifth Avenue, 27th Floor
New York, New York 10017
	Attn:	Mr. Michael McMahon
	Fax:	(212) 688-5994
	Email:	MMcMahon@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
	Attn:	David A. Ephraim, Esquire
	Fax:	(617) 880-3456
	Email:	DEphraim@riemerlaw.com

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the State of New York; provided, however, that if for any reason Bank cannot avail itself of such courts in the State of New York, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. Notwithstanding the foregoing, nothing in

20

this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12 GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents or any related agreement.

12.2 Indemnification. Borrower agrees to indemnify, defend, and hold Bank and its directors, officers employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims, expenses and/or losses directly caused by an Indemnified Person’s gross negligence or willful misconduct.

12.3 Right of Set-Off. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties, provided that Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such

21

correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Borrower.

12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.9 Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the others as agent for itself for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.9 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12.9, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (a) proceed against any Borrower or any other person; (b) proceed against or exhaust any security; or (c) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.

12.10 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.11 Confidentiality. In handling any confidential or proprietary information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms

22

no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

13 DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Balance” is the aggregate outstanding amount of all Advances made based upon Aggregate Eligible Accounts or Non-Formula Placeholder Invoices.

“Account Debtor” is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker’s acceptance.

“Adjusted EBITDA” is EBITDA minus unfinanced capital expenditures (including capitalized software and development costs), plus non-cash stock compensation expense, plus reasonable add-backs for non-cash items for which Borrower has provided written details to Bank, plus, on or prior to May 31, 2011 and only to the extent disclosed in its profit and loss statements delivered to Bank, up to One Million Two Hundred Thousand Dollars ($1,200,000.00) in aggregate earn-out payments made as a result of the 2008 acquisition by Borrower of Nurture Media LLC, plus up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities, plus other one-time charges approved by Bank in writing in its sole and absolute discretion.

“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus the current portion of Deferred Revenue.

“Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

“Advance” is defined in Section 2.1.1.

“Advance Rate” is (a) with respect to Advances based on Eligible Accounts and Aggregate Eligible Accounts, eighty percent (80.0%), net of any offsets related to each specific Account Debtor (including Deferred Revenue related to contracts with cancellable terms but excluding all Permitted Deferred Revenue), or such other percentage as Bank establishes under Section 2.1.1, and (b) with respect to Advances based on Non-Formula Placeholder Invoices, one hundred percent (100.0%).

“Advance Request and Invoice Transmittal” shows Eligible Accounts, Aggregate Eligible Accounts and/or Non-Formula Placeholder Invoices, which Bank may finance, and (a) with respect to requests for Advances based upon Eligible Accounts, includes the Account Debtor’s name, address, invoice amount, invoice date and invoice number, (b) with respect to requests for Advances based upon Aggregate Eligible Accounts, includes (i) the Account Debtor’s name, address, invoice amount, invoice date and invoice number, (ii) the current outstanding amount of Advances made based upon Aggregate Eligible Accounts, and (iii) the Aggregate Eligible Accounts

23

Availability Amount, and (c) with respect to requests for Advances based upon Non-Formula Placeholder Invoices, the requested amount of such Advance.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Aggregate Eligible Accounts” is defined in Section 2.1.1.

“Aggregate Eligible Accounts Availability Amount” is the lesser of (a) the Availability Amount, and (b) the Borrowing Base.

“Amortization Date” is April 1, 2011.

“Anniversary Date” is the date that is one (1) year from the Effective Date.

“Applicable Rate” is (a) with respect to Financed Receivables based upon individual Eligible Accounts, a per annum rate equal to the Prime Rate plus one and three-quarters of one percent (1.75%), (b) with respect to Advances based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus one and one-quarter of one percent (1.25%), (c) with respect to Advances based upon Non-Formula Placeholder Invoices, a per annum rate equal to the Prime Rate, and (d) with respect to the Term Advance, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%).

“Availability Amount” is Twenty Million Dollars ($20,000,000.00).

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is the Advance Rate multiplied by Borrower’s Aggregate Eligible Accounts (without duplication to any offsets taken in accordance with the definition of Advance Rate, net of any offsets related to each specific Account Debtor (including Deferred Revenue related to contracts with cancellable terms but excluding all Permitted Deferred Revenue)).

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit F.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Claims” is defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

24

“Collateral Handling Fee” is defined in Section 2.2.4.

“Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

“Compliance Certificate” is (a) prior to the Working Capital Line Termination Event, the compliance certificate attached as Exhibit B, and (b) upon and after the Working Capital Line Termination Event, the compliance certificate attached as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices: but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Credit Extension” is any Advance, the Term Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default Rate” is a per annum rate of interest which is three percent (3.0%) above the rate that is then in effect.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Early Termination Fee” is defined in Section 2.1.1.

“EBITDA” means earnings before interest, taxes, depreciation and amortization in accordance with GAAP.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.l(d), and, while Borrower is not Streamline Facility Eligible, are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which criteria may be amended or changed with notice to Borrower (i) in Bank’s sole discretion when Borrower is not Streamline Facility Eligible, or (ii) in Bank’s good faith discretion when Borrower is Streamline Facility Eligible):

(a) Accounts that the Account Debtor has not paid within one hundred twenty (120) days of invoice date regardless of invoice payment period terms, other than Eligible Extended Term Accounts;

(b) Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada, unless otherwise approved by Bank in writing on a case-by-case basis in its sole discretion;

(c) Accounts billed and/or payable outside of the United States, unless otherwise approved by Bank in writing on a case-by-case basis in its sole discretion;

25

(d) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(e) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(f) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(g) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional:

(h) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(i) other than with respect to Permitted Deferred Revenue, Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(j) other than with respect to Permitted Deferred Revenue, Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(k) Accounts subject to trust provision, subrogation rights of a bonding company, or a statutory trust;

(l) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold accounts);

(m) Accounts for which the Account Debtor has not been invoiced;

(n) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(o) Accounts subject to chargebacks or other payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(p) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue related to contracts with cancellable terms (but only to the extent of such Deferred Revenue);

(q) with respect to Advances based upon Aggregate Eligible Accounts, Accounts owing from an Account Debtor, fifty percent (50.0%) or more of whose Accounts have not been paid within one hundred twenty (120) days of invoice date (or one hundred fifty (150) days for Eligible Extended Term Accounts):

(r) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(s) Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

26

“Eligible Extended Term Accounts” are Accounts which are otherwise Eligible Accounts but for the fact the Account Debtor has not paid within one hundred twenty (120) days of invoice date, provided that (a) such Accounts are not unpaid more than one hundred fifty (150) days after invoice date, (b) such Accounts are owing from Account Debtors that are Fortune 500 companies, and (c) the aggregate amount of Advances in respect to such Accounts outstanding may not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) at any time.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Event” is the receipt by Borrower of proceeds from the sale of Borrower’s equity securities, resulting in unrestricted net cash proceeds to Borrower of at least Forty Million Dollars ($40,000,000.00).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Events of Default” are set forth in Section 8.

“Finance Charges” is defined in Section 2.2.3.

“Financed Receivables” are all those Eligible Accounts, Aggregate Eligible Accounts and Non-Formula Placeholder Invoices, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.

“Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Good Faith Deposit” is defined in Section 2.2.9.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

27

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Key Person” is Borrower’s Chief Executive Officer.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Fees” is defined in Section 2.2.2.

“Lockbox” is defined in Section 2.2.7.

“Material Adverse Change” is: (a) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Maturity Date” is 728 days from the Effective Date.

“Minimum Finance Charge” is Forty Thousand Dollars ($40,000.00).

“Modified Liquidity Ratio” is the ratio of (a) Borrower’s unrestricted cash and cash equivalents maintained with Bank plus eighty percent (80.0%) of Eligible Accounts, to (b) all obligations and liabilities of Borrower to Bank.

“Non-Formula Line Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that it (a) had an Adjusted Quick Ratio of at least 2.0 to 1.0 as of the last day of the applicable Testing Month, and (b) has an Adjusted Quick Ratio of at least 2.0 to 1.0 on such day.

“Non-Formula Placeholder Invoice” is a “placeholder invoice” maintained on the books of Bank which is not based on Eligible Accounts or Aggregate Eligible Accounts with a face amount to be determined by Borrower and Bank (which face amount is based on the amount of the corresponding Advance).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Payment/Advance Form” is that certain form attached hereto as Exhibit D.

“Perfection Certificate” is defined in Section 5.1.

28

“Permitted Acquisitions” are acquisitions (whether of a target’s capital stock or assets) by, and/or mergers or consolidations involving, Borrower or a Subsidiary of Borrower, where each of the following conditions are met: (a) if Borrower or such Subsidiary uses cash as the consideration, the total cash consideration for all such transactions in any fiscal year of Borrower does not in the aggregate exceed Three Million Dollars ($3,000,000.00); (b) if shares of Borrower’s capital stock and/or securities or instruments convertible into or exercisable for shares of Borrower’s capital stock are used as the consideration (“Share Consideration”), the number of shares constituting such Share Consideration does not exceed, in the aggregate for all such transactions during the term of this Agreement and while any Obligations remain outstanding, ten percent (10.0%) of the total number of shares of Borrower common stock issued and outstanding on and as of the date hereof, calculated on a fully-diluted, as-exercised, as-converted, common stock-equivalent basis (as such number may be adjusted for stock splits, stock dividends and the like); (c) Borrower is the surviving legal entity; (d) Borrower provides to Bank evidence reasonably satisfactory to Bank of Borrower’s pro forma compliance with the financial covenants set forth in Section 6.7 for the next testing period after given effect to such merger, consolidation or acquisition; and (e) if the entity acquired is to be maintained as a separate Subsidiary, Borrower has delivered all documents required by Bank in order to make any such domestic entity a co-borrower or a secured guarantor (as determined by Bank) and to grant Bank a lien in all of any such domestic entity’s assets.

“Permitted Deferred Revenue” is all of Borrower’s Deferred Revenue other than Deferred Revenue related to contracts with cancellable terms (but only to the extent of such cancellable terms).

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;

(b) Indebtedness existing on the Effective Date which is disclosed in the Perfection Certificate;

(c) Subordinated Debt;

(d) (i) reimbursement obligations under corporate credit cards, not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00) in the aggregate at any time, and (ii) cash-collateralized letters of credit not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate at any time; provided, however, such Indebtedness shall only be permitted until the maturity or expiration thereof (pursuant to the documents in effect on the Effective Date) at which point such facilities shall only be Permitted Indebtedness if provided by Bank;

(e) other unsecured Indebtedness in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time outstanding;

(f) Indebtedness to trade creditors incurred in the ordinary course of business;

(g) Indebtedness secured by Permitted Liens; and

(h) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are: (a) Investments existing on the Effective Date which are disclosed in the Perfection Certificate, (b) the Security Deposits, (c) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within one (1) year from its acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than one (1) year after issue, (d) Investments in Everyday Health India Private Limited for the ordinary and necessary current operating expenses of such entity in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per month, (e) Investments accepted in connection with Transfers permitted under Section 7.1, (f) Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to stock purchase plan

29

agreements approved by Borrower’s board of directors; (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business, (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates in the ordinary course of business, provided that this clause (h) shall not apply to Investments of Borrower in any Subsidiary, (i) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year, (j) Investments in connection with the completion of a Permitted Acquisition, and (k) any other investments administered through Bank.

“Permitted Liens” are:

(a) Liens arising under this Agreement or other Loan Documents, or otherwise existing on the Effective Date which are disclosed on the Perfection Certificate;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Liens securing Subordinated Debt so long as Bank has consented to such Liens in writing;

(e) Liens arising from judgment, decrees or attachments in circumstances not constituting an Event of Default;

(f) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

(g) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (f), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” is (a) on or prior to the date that is one (1) year after the Funding Date, three percent (3.0%) of the principal amount of the Term Advance prepaid, (b) after the date that is one (1) year after the Funding Date but on or prior to the date that is two (2) years after the Funding Date, two percent (2.0%) of the principal amount of the Term Advance prepaid, and (c) after the date that is two (2) years after the Funding Date but on or prior to the date that is three (3) years after the Funding Date, one percent (1.0%) of the principal amount of the Term Advance prepaid. For sake of clarity, a prepayment shall include any payment hereunder made in connection with the Term Advance prior to the Term Loan Maturity Date that is not a scheduled payment of principal or interest.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate, which is four percent (4.0%) as of the Effective Date.

“Quick Assets” is, on any date, Borrower’s unrestricted cash and cash equivalents maintained with Bank and net billed accounts receivable, determined according to GAAP.

“Reconciliation Period” is each calendar month.

30

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Vice President of Finance of Borrower.

“Security Deposits” is defined in Section 6.5(a).

“Streamline Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that (a) (i) it had a Modified Liquidity Ratio of at least 1.0 to 1.0 measured as of the last day of the applicable Testing Month for any Testing Month that is one of the first two (2) months of each calendar quarter, or (ii) it had a Modified Liquidity Ratio of at least 1.15 to 1.0 measured as of the last day of the applicable Testing Month for any Testing Month that is the third (3rd) month of each calendar quarter, and (b) (i) it has a Modified Liquidity Ratio of at least 1.0 to 1.0 on such day during any Subject Month that is one of the first two (2) months of each calendar quarter, or (ii) it has a Modified Liquidity Ratio of at least 1.15 to 1.0 on such day during any Subject Month that is the third (3rd) month of each calendar quarter.

“Subject Month” is the month which is two (2) calendar months after any Testing Month.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“Term Advance” is defined in Section 2.1.2(a).

“Term Advance Fee” is defined in Section 2.2.2.

“Term Loan Maturity Date” is the first (1st) calendar day of the month that is the thirty-fifth (35th) month following the Amortization Date.

“Term Loan Payment” is defined in Section 2.1.2(b).

“Testing Month is any month with respect to which Bank has tested Borrower’s (a) Modified Liquidity Ratio to determine whether Borrower is Streamline Facility Eligible, or (b) Adjusted Quick Ratio in order to determine whether Borrower is Non-Formula Line Eligible.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Transfer” is defined in Section 7.1.

“Working Capital Line Termination Event” is the occurrence of both (a) the Maturity Date (including any early termination) and (b) Borrower’s repayment in full of all Obligations with respect to Advances made pursuant to Section 2.1.1.

“Working Capital Line Fee” is defined in Section 2.2.2.

[Signature page follows.]

31

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	Executive Vice President, General Counsel and Secretary

CAREPAGES, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	President and Secretary

REVOLUTION HEALTH GROUP LLC

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	General Counsel and Secretary

BANK:

SILICON VALLEY BANK

By:	/s/ Michael McMahon
Name:	Michael McMahon
Title:	VP
32

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not be deemed to include (i) any ownership interest in Everyday Health India Private Limited, (ii) any ownership interest in any other foreign subsidiary in excess of 65% of the total outstanding voting interest in such foreign subsidiary, (iii) the Security Deposits (as defined in the Loan and Security Agreement between Borrower and Bank) but only to the extent that the granting of a lien to Bank in the Security Deposits would result in a default by Borrower under the documents evidencing such Security Deposits, or (iv) any copyrights (including computer programs, blueprints and drawings), copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any design rights; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, except that the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Borrower and Bank are parties to that certain negative pledge arrangement whereby Borrower, in connection with Bank’s loan(s) to Borrower, has agreed not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its intellectual property without Bank’s prior written consent, except as permitted in the Loan and Security Agreement between Borrower and Bank.

1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of EVERYDAY HEALTH, INC., CAREPAGES, INC. and REVOLUTION HEALTH GROUP LLC (jointly and severally, individually and collectively, “Borrower”) certify under the Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable based upon Eligible Accounts and Aggregate Eligible Accounts (except to the extent of any Adjustments for which the applicable Advance (or portion thereof) has been repaid):

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date (except with respect to Permitted Deferred Revenue);

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

1

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenants set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenant

	Required	Actual	Compliance

Adjusted EBITDA (quarterly)	$______*	$______	Yes No N/A

Minimum unrestricted and Unencumbered cash (from the Effective Date through the making of the Term Advance)	$10,000,000	$______	Yes No N/A

Adjusted Quick Ratio (monthly)**	1.50:1.0	____:1.0	Yes No N/A

*As set forth in Section 6.7(a) of the Agreement.

**Only applicable upon Bank’s receipt of written notice from Borrower within thirty (30) days of the occurrence of the Equity Event of Borrower’s election of the Adjusted Quick Ratio covenant in lieu of the Adjusted EBITDA covenant, as set forth in Section 6.7(c) of the Agreement.

Streamline Facility Eligibility

	Required	Actual	Eligible

Modified Liquidity Ratio (first or second month of each calendar quarter)	≥1.0 : 1.0	____ : 1.0	Yes No N/A

Modified Liquidity Ratio (third month of each calendar quarter)	≥1.15 : 1.0	____ : 1.0	Yes No N/A
2

Non-Formula Line Facility Eligibility

	Required	Actual	Eligible

Adjusted Quick Ratio	≥ 2.0 : 1.0	____ : 1.0	Yes No

Sincerely,

EVERYDAY HEALTH, INC.

CAREPAGES, INC.

REVOLUTION HEALTH GROUP LLC

Signature

Title

Date
3

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:

The undersigned authorized officer of EVERYDAY HEALTH, INC., CAREPAGES, INC. and REVOLUTION HEALTH GROUP LLC (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No N/A

Financial Covenant	Required	Actual	Complies

Adjusted EBITDA (quarterly)	$______*	$______	Yes No N/A
Minimum Unrestricted and Unencumbered Cash (from the Effective Date through the making of the Term Advance)	$10,000,000	$______	Yes No N/A
Adjusted Quick Ratio** (monthly)	1.50:1.0	____:1.0	Yes No N/A

*As set forth in Section 6.7(a) of the Agreement.

**Only applicable upon Bank’s receipt of written notice from Borrower within thirty (30) days of the occurrence of the Equity Event of Borrower’s election of the Adjusted Quick Ratio covenant in lieu of the Adjusted EBITDA covenant, as set forth in Section 6.7(c) of the Agreement.

4

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Everyday Health, Inc.

Carepages, Inc.

Revolution Health Group, LLC

By:
Name:
Title:

BANK USE ONLY

Received by:
authorized signer
Date:

Verified:
authorized signer
Date:

Compliance Status:              Yes        No

5

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Adjusted EBITDA (Section 6.7(a))

Required:               See chart below

Period	EBITDA
Quarter ending September 30, 2010	($1,300,000)
Quarter ending December 31, 2010	$1,700,000
Quarter ending March 31, 2011	($4,300,000)
Quarter ending June 30, 2011	$1.00
Quarter ending September 30, 2011, and as of the last day of each quarter thereafter	$750,000

Actual:

A.	EBITDA (earnings before interest, taxes, depreciation and amortization in accordance with GAAP)	$________
B.	Unfinanced capital expenditures of Borrower (including capitalized software and development costs)	$________
C.	Non-cash stock compensation expense	$________
D.	Reasonable add-backs for non-cash items for which Borrower provided written details to Bank	$________
E.	On or prior to May 31, 2011 and only to the extent disclosed in its profit and loss statements delivered to Bank, up to One Million Two Hundred Thousand Dollars ($1,200,000.00) in aggregate earn-out payments made as a result of the 2008 acquisition of Nurture Media LLC	$________
F.	Up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities	$________
G.	Other one-times charges approved by Bank in writing in its sole discretion	$________
H.	Adjusted EBITDA (line A minus line B plus line C plus line D plus line E plus line F plus line G)	$________

Is line H equal to or greater than $_________ (see chart above)?

______ No, not in compliance	______ Yes, in compliance
6

II. Minimum Cash (Section 6.7(b)

Required              $10,000,000

Actual

A.	Aggregate value of the unrestricted cash of Borrower maintained with Bank from the Effective Date through the making of the Term Advance	$________

Is line A equal to or greater than $10,000,000?

______ No, not in compliance	______ Yes, in compliance

III. Adjusted Quick Ratio (Section 6.7(c) - if applicable)

Required:        ≥2.0:1.0

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower maintained with Bank	$________
B.	Aggregate value of the net billed accounts receivable of Borrower	$________
C.	Quick Assets (the sum of lines A through B)	$________
D.	Aggregate value of Obligations to Bank	$________
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year	$________
F.	Current Liabilities (the sum of lines D and E)	$________
G.	Current portion of the aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$________
H.	Line F minus line G	$________
I.	Adjusted Quick Ratio (line C divided by line H)	_________

Is line I equal to or greater than 2.0:1:0?

______ No, not in compliance	______ Yes, in compliance
7

EXHIBIT D

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Eastern Time

Fax To:	Date: __________________

Loan Payment:

Everyday Health, Inc.
Carepages, Inc.
Revolution Health Group LLC

From Account # ___________________________	To Account #_______________________________
(Deposit Account #)	(Loan Account #)
Principal $________________________________	and/or Interest ___________________________

Authorized Signature: ____________________	Phone Number: ______________________
Print Name/Title: ________________________

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_____________________________	To Account #_______________________________
(Loan Account #)	(Deposit Account #)

Amount of Term Advance $ ___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: ____________________	Phone Number: __________________________
Print Name/Title: ________________________

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name: __________________________	Amount of Wire: $_______________________
Beneficiary Bank: __________________________	Account Number: ________________________
City and State: _________________________

Beneficiary Bank Transit (ABA) #: _________	Beneficiary Bank Code (Swift, Sort, Chip, etc.): ______
(For International Wire Only)

Intermediary Bank: _____________________	Transit (ABA) #: ________________________
For Further Credit to: __________________________________________________________________________________

Special Instruction: __________________________________________________________________________________

8

By signing below, / (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ________________________	2nd Signature (if required): ____________________
Print Name/Title: ____________________________	Print Name/Title: ___________________________
Telephone #: _______________________________	Telephone #: ______________________________

9

EXHIBIT E

[To be provided by Bank]

10

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower:	Everday Health, Inc., Carepages, Inc. and Revolution Health Group LLC
Lender:	Silicon Valley Bank
Commitment Amount: $20,000,000.00

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of _________________	$___________
2.	Additions (please explain on reverse)	$___________
3.	TOTAL ACCOUNTS RECEIVABLE	$___________

ELIGIBLE ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 120 days due (other than Eligible Extended Term Accounts)	$___________
5.	Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada	$___________
6.	Accounts billed and/or payable outside the United States	$___________
7.	U.S. Governmental Accounts w/o assignment of claims	$___________
8.	Contra/Customer Deposit Accounts	$___________
9.	Accounts not yet invoiced	$___________
10.	Accounts subject to contractual arrangements (progress, milestone billings, etc.)	$___________
11.	Accounts subject to withholding	$___________
12.	Accounts subject trust provisions or subrogation rights of a bonding company	$___________
13.	Non-trade receivables or accounts not arising in the ordinary course of business	$___________
14.	Accounts subject to chargebacks or payment deductions	$___________
15.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$___________
16.	Bill and Hold Accounts	$___________
17.	Affiliate/Intercompany/Employee Accounts	$___________
18.	Deferred Revenue related to contracts with cancellable terms	$___________
19.	Balance of 50.0% over 120 Day Accounts (cross-age or current affected) (or 150 Day Accounts if Eligible Extended Term Accounts)	$___________
20.	Disputed Accounts	$___________
21.	Other (please explain on reverse)	$___________
22.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$___________
23.	Eligible Accounts (#3 minus #22)	$___________
24.	ELIGIBLE AMOUNT OF ACCOUNTS (80.0% of 23)	$___________

BALANCES
25.	Maximum Loan Amount	$20,000,000.00
26.	Total Funds Available (Lesser of #24 or #25)	$___________
27.	Present balance owing on Line of Credit	$___________
28.	RESERVE POSITION (#26 minus #27)	$___________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement among the undersigned and Silicon Valley Bank.

11

COMMENTS:

EVERYDAY HEALTH, INC.

CAREPAGES, INC.

REVOLUTION HEALTH GROUP, LLC

By:
Authorized Signer
Date:
BANK USE ONLY
Received by:
authorized signer
Date:
Verified:
authorized signer
Date:

Compliance Status:             Yes         No

12